      As filed with the Securities and Exchange Commission on May 17, 2002

                                                    Registration No. 333-_______
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       CHIQUITA BRANDS INTERNATIONAL, INC.
               (Exact name of issuer as specified in its charter)

      New Jersey                                          04-1923360
--------------------------------          -------------------------------------
  (State of incorporation)                 (I.R.S. Employer Identification No.)

             250 East Fifth Street, Cincinnati, Ohio            45202
       ------------------------------------------------------------------
          (Address of Principal Executive Offices)            (Zip Code)

                  CHIQUITA 2002 STOCK OPTION AND INCENTIVE PLAN
                                       AND
               CHIQUITA BRANDS INTERNATIONAL, INC. STOCK UNIT PLAN
                           (Full titles of the plans)

                              ROBERT W. OLSON, ESQ.
              Senior Vice President, General Counsel and Secretary
                       Chiquita Brands International, Inc.
                              250 East Fifth Street
                             Cincinnati, Ohio 45202
                     (Name and address of agent for service)

                     Telephone number, including area code,
                      of agent for service: (513) 784-8804
                      -------------------------------------




                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                            Proposed                 Proposed
         Title of                   Amount                   maximum                  maximum
        securities                   to be                  offering                 aggregate                Amount of
          to be                   registered                  price                  offering               registration
        registered                    (1)                 per share(2)               price(2)                    fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock,                   6,725,926 shares             $16.59                $111,583,112                $10,266
$.01 par value
===============================================================================================================================

(1) Comprised of 5,925,926 shares issuable pursuant to the registrant's 2002 Stock Option and Incentive Plan and 800,000 shares issuable pursuant to its Stock Unit Plan. This registration statement also covers such indeterminable number of shares of Common Stock of Chiquita Brands International, Inc., as may become issuable with respect to all or any of the registered shares pursuant to antidilution provisions in the plans.
(2) Estimated solely for purposes of computing the registration fee pursuant to Rule 457(h) and based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on May 13, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents of the registrant are incorporated by reference into and made a part of this registration statement. In addition, all documents subsequently filed by the registrant pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

         (a) The registrant's Annual Report on Form 10-K, as amended, for the year ended December 31, 2001;

         (b) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2001; and

         (c) The description of the registrant's common stock contained in its Registration Statement on Form 8-A/A (Amendment No. 1) filed on March 19, 2002 under the Securities Exchange Act of 1934.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

The legality of the securities being registered has been passed upon by Robert
W. Olson, Esq., Senior Vice President, General Counsel and Secretary of the registrant. Mr. Olson presently holds shares of Common Stock and Warrants to subscribe for Common Stock, both directly and in the registrant's Savings and Investment (401(k)) Plan, as well as employee stock options to purchase additional shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Nine of the registrant's Third Restated Certificate of Incorporation (the "Certificate") provides directors and officers with the right to indemnification and advancement of expenses to the fullest extent not prohibited by the New Jersey Business Corporation Act. Directors and officers of the registrant are indemnified generally against expenses and liabilities incurred in connection with any proceedings, including proceedings by or on behalf of the registrant, relating to their service to or at the request of the registrant. However, no indemnification may be made if a final adjudication establishes that a person's acts or omissions (a) breached the person's duty of loyalty to the registrant or its shareholders, (b) were not in good faith or involved a knowing violation of the law, or (c) resulted in receipt by the person of an improper personal benefit. Article Nine of the Certificate also limits the liability of the registrant's directors and officers, to the fullest extent permitted by the New Jersey Business Corporation Act, to the registrant or its shareholders for monetary damages for breach of any duty, except in the situations set forth in (a) through (c) above.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number
------

   4.1 Third Restated Certificate of Incorporation (Exhibit 1 to Form 8-A filed March 12, 2002)*
   4.2 Restated By-Laws, as amended (Exhibit 3.1 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2002)*
   4.3 2002 Stock Option and Incentive Plan (Exhibit 10-d to Annual Report on Form 10-K for the year ended December 31, 2001)*
   4.4 Stock Unit Agreement dated as of February 13, 2002 by and between Carl H. Lindner and the Company (Exhibit 10-s to Annual Report on Form 10-K for the year ended December 31, 2001)*
   5       Opinion of Counsel
  23.1     Consent of Ernst & Young LLP
  23.2     Consent of Counsel (included in Exhibit 5)

_____________________________

*  Incorporated by reference.


ITEM 9.  UNDERTAKINGS

            *(a)  The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            *(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            *(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





* Paragraph references correspond to those of Item 512 of Regulation S-K.

                                   SIGNATURES

            The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio as of the 17th day of May, 2002.

                        CHIQUITA BRANDS INTERNATIONAL, INC.


                        By:      /s/ Cyrus F. Freidheim, Jr.
                           ----------------------------------------------------
                              Cyrus F. Freidheim, Jr., Chairman of the Board and Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of the 17th day of May, 2002.


              Signature                             Title
              ---------                             -----

/s/ Cyrus F. Freidheim, Jr.                  Chairman of the Board and
----------------------------------------     Chief Executive Officer
Cyrus F. Freidheim, Jr.


/s/ Morten Arntzen                           Director
----------------------------------------
Morten Arntzen


/s/ Jeffrey D. Benjamin                      Director
--------------------------------------
Jeffrey D. Benjamin


/s/ Robert W. Fisher                         Director
---------------------------------------
Robert W. Fisher


/s/ Roderick M. Hills                        Director
--------------------------------------
Roderick M. Hills


/s/ Carl H. Lindner                          Director
--------------------------------------
Carl H. Lindner


/s/ James B. Riley                           Senior Vice President and
--------------------------------------       Chief Financial Officer
James B. Riley


/s/ William A. Tsacalis                      Vice President and Controller
--------------------------------------       (Chief Accounting Officer)
William A. Tsacalis
